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                                                                    Exhibit 99.1

Contact: Noah S. Asher
Executive Vice President & Chief Financial Officer
Phone # 610-520-5300



                                 Press Release
                  RMH TELESERVICES ANNOUNCES NEW SHAREHOLDER


Thursday, March 30, 5:59 pm Eastern Time

BRYN MAWR, PA - March 30, 2000 - RMH Teleservices, Inc. (Nasdaq NMS:RMHT) today announced that R-T Investors LLC has acquired 49% of the outstanding shares of the Company in private transactions.

R-T Investors LLC ("RT") was formed by individual members of the Jensen family and is based in Hurst, Texas. The Jensen family has other significant business interests in the call center and telecommunications industries.

RT purchased a total of 4,074,456 million shares - 1,416,000 shares from the founders of the Company and 2,658,456 shares from Advanta Partners, LP. The purchase price per share was consistent with the market price during the time the transaction was negotiated. RMH Teleservices' founders, Raymond Hansell and MarySue Lucci, have retained 418,135 shares of the Company.

Jeff Jensen, RT's President, will be joining the Board of Directors of RMH Teleservices. He commented, "RT's 49% investment in RMH Teleservices speaks clearly of the significant growth potential we see for the Company, and reflects our confidence in the abilities of the management team to capitalize on that potential. Our family has known John Fellows, CEO of RMH Teleservices, for several years, both professionally and personally, and has the deepest respect for his business acumen and integrity. RMH Teleservices serves premier customers in rapidly growing markets, including the telecommunications, financial services and insurance industries, which reflects favorably on its prospects in its core business. We also share with John and his team their vision that there are vast opportunities emerging in e-commerce customer service which RMH Teleservices is now targeting. The Company has the ability to leverage its reputation for top quality inbound and outbound services, its state-of-the-art teleservices infrastructure with 3,450 workstations, and its blue-chip customer base to fully exploit these opportunities."

John Fellows stated, "We are very pleased that RT has become a major investor in the Company. Its action clearly demonstrates confidence in RMH Teleservices' future growth and profitability. We anticipate that RT's commitment will be a catalyst for increasing shareholder value."
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RMH Teleservices, Inc. Press Release                                      Page 2
March 30, 2000

About RMH Teleservices

RMH Teleservices, Inc. is a leading provider of inbound and outbound telemarketing, inbound customer service and e-commerce customer contact programs for major corporations on both a business-to-business and business-to-consumer basis. Founded in 1983, the Company is headquartered in Bryn Mawr, Pennsylvania and has 20 facilities throughout the United States and Canada. To learn more about RMH Teleservices, please reference the Company's web site at www.rmht.com.
                                                                   ------------

This news release contains forward-looking statements. Such forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or qualified and certain of which are discussed from time to time in the Company's filings with the Securities and Exchange Commission. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

For Additional Information, Please Contact:
RMH Teleservices, Inc.                       Investor Relations:
Noah Asher, CFO                              The Equity Group, Inc.
nasher@rmhteleservices.com                   www.theequitygroup.com
--------------------------                   ----------------------
(610) 520-5300                               Loren G. Mortman (212) 836-9604

     lmortman@equityny.com
     ---------------------
                                             Linda Latman (212) 836-9609